                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                               FORM 8-K

                            CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported) August 14, 1998



                        PUROFLOW INCORPORATED
-------------------------------------------------------------------------------
        (Exact name of registrant as specified in its charter)




           DELAWARE                                     13-1947195
-------------------------------------------------------------------------------
(State or other jurisdiction               (I.R.S. Employer identification No.)
    of incorporation)



                                0-5622
                 -----------------------------------
                      (Commission File Number)



    16559 SATICOY STREET, VAN NUYS, CALIFORNIA               91406-1739
-------------------------------------------------------------------------------
     (Address of principal executive offices)                 (Zip Code)



    Registrant's telephone number, including area code:   (818) 756-1388


-------------------------------------------------------------------------------
     (Former name or former address, if changed since last report)

ITEM 1     None

ITEM 2     None

ITEM 3     None

ITEM 4     None

ITEM 5 The Board of Directors authorized the issuance of one million (1,000,000) shares of Puroflow common stock $.01 par value to be placed among the Directors, Officers, and employees of Puroflow under the following terms and conditions:

           a) Each participant shall be permitted to purchase not less than ten thousand (10,000) shares nor more than two hundred thousand (200,000) shares at a price of $.75 per share.

           b) Each purchaser shall subscribe to the number of shares by paying 20% in cash of the purchase price and the balance of the execution of a Promissory Note, maturing three (3) years from the date of the purchase (no amortization) with interest at the rate of 5% per annum, payable in quarterly annual installments.

           c) The shares of stock purchased under the above terms shall be registered in the name of the purchaser and serve as collateral security for the payment of the principal of the Promissory Note.

           d) Maker of the Promissory Note shall have the right to prepay such principal at any time during the term the note is outstanding, and upon prepayment in full the collateral shall be released.

           e) In the event the employee shall leave the employment in Puroflow either voluntarily or involuntarily, the employee shall be required to satisfy the Note in full prior to the release of such shares to the employee.

           f) All shares issued by Puroflow shall contain a legend that such shares may not be sold, transferred or conveyed to third parties, subject to the lien of the Promissory Note, and subject to a registration of said securities under the Securities Act of 1933, as amended or pursuant to an exemption thereunder.

ITEM 6     None.

ITEM 7     None

ITEM 8     None

                                     SIGNATURE
                                     ---------

Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                    Puroflow Incorporated
                                    ---------------------------
                                        Registrant




                                            /s/Gary A. Rosen
                                     --------------------------
                                  By: Gary A. Rosen
                                      Chief Financial Officer



Dated:  August 24, 1998